UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 16, 2016

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On December 3, 2014, Hawaiian Electric Industries, Inc. (HEI), NextEra Energy, Inc. (NEE), NEE Acquisition Sub I, LLC, a wholly owned subsidiary of NEE and NEE Acquisition Sub II, Inc., a wholly owned subsidiary of NEE, entered into an Agreement and Plan of Merger (the Merger Agreement). For a description of the Merger Agreement, please refer to Item 1.01 of HEI’s Form 8-K filed on December 4, 2014 (December 2014 8-K), which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the December 2014 8-K and is incorporated herein by reference.
On July 16, 2016, pursuant to the terms of the Merger Agreement, NEE provided written notice to HEI indicating that NEE was terminating the Merger Agreement effective immediately. Under the terms of the Merger Agreement, NEE confirmed that it will pay HEI a $90 million termination fee and up to $5 million for reimbursement of expenses associated with the transaction.

Item 7.01 Regulation FD Disclosure.
On July 18, 2016, HEI issued a joint news release with NextEra Energy, Inc., “NextEra Energy and Hawaiian Electric Industries announce termination of Merger Agreement.” This news release is furnished as HEI Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

HEI Exhibit 99	News Release, dated July 18, 2016, “NextEra Energy and Hawaiian Electric Industries announce termination of Merger Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: July 18, 2016	Date: July 18, 2016

EXHIBIT INDEX

Exhibit No.        Description

HEI Exhibit 99	News Release, dated July 18, 2016, “NextEra Energy and Hawaiian Electric Industries announce termination of Merger Agreement.”

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